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                                                                  Exhibit 10.33


                              EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (the "Agreement") is entered into by and between AMERICAN REPROGRAPHICS COMPANY, a Delaware corporation ("ARC) as the employer; and RAHUL K. ROY, a resident of California, an individual ("EXECUTIVE"), as the employee, on January 7, 2005, but shall be effective only upon the date (the "Effective Date") of the effectiveness of a Registration Statement on Form S-1 filed by ARC for the initial public offering of ARC's shares of common stock. ARC and Executive may be referred to collectively in this Agreement as the "Parties" and individually as a Party.

                                    RECITALS

     ARC has agreed to employ Executive and Executive has agreed to accept such employment, subject to the terms and conditions set forth herein.

     Now, therefore, in consideration of the promises, covenants and agreements set forth in this Agreement, the Parties agree as follows:

     1. POSITION AND DUTIES

        (a) ARC hereby employs Executive as its Chief Technology Officer ("CTO"), and Executive agrees to serve ARC in such capacity, upon the terms and conditions set forth herein.

        (b) Executive shall report to ARC's Chief Operating Officer ("COO"). Executive's primary responsibilities shall be to:

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             (i) Design,  develop and  implement  technology  solutions  as required for general business planning regarding technology and systems required to maintain ARC's business operations and competitiveness;

             (ii) recognize new developments in technology and anticipate trends;

             (iii) update and improve technology solutions acquired by, or developed within, ARC to facilitate ARC to maintain its competitive edge in the market place;

             (iv) establish and advise ARC on long-term needs for information systems and plan strategies for developing systems and acquiring hardware to meet ARC's business needs;

             (v) research, develop and establish the infrastructure required for the company's information management systems and to enable the company and its systems to remain current with industry standards and trends;

             (vi) serve as technical project manager or designate and oversee project managers related to ARC systems and technology;

             (vii) be responsible for the development, operation, protection and maintenance of ARC's software tools and products, including the PlanWell series, Abacus, BidCaster, EWO, MetaPrint and OneView, and such new or additional products as may be owned or developed by ARC from time to time;

             (viii) manage and maintain ARC's technology centers and oversee the training of technical personnel;

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             (ix) ensure that ARC's  intellectual  properties,  including  such software tools and products, are at all times during the term of, and upon the expiration or termination of, this Agreement, fully secured and documented in accordance with industry standards and best practices;

             (x) ensure that, upon the expiration or termination of this Agreement, the duties and responsibilities of Executive as CTO shall be transitioned to a new person hired or otherwise designated by ARC as ARC's new CTO in such a manner that there will be no disruptions or interruptions to ARC's business; and

             (xi) perform other duties commonly incident to the office and such other duties and have such other powers as ARC's Chief Executive Officer ("CEO") or COO shall designate from time to time.

Without limiting the foregoing, Executive shall have the authority generally incident and necessary to perform such duties.

        (c) During the term of this Agreement, Executive will devote all of his employment time and attention to the affairs of ARC and use his best efforts to promote the business and interests of ARC. Executive owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of ARC, and not to do any act which would injure the business, interests, or reputation of ARC or any of its subsidiaries or affiliates.

     2. TERM

     The term of this Agreement and of Executive's employment hereunder shall commence on the Effective Date hereof and continue until the third (3rd) anniversary of the Effective Date unless otherwise terminated in accordance with the provisions hereof; provided, however, that

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this Agreement  will  automatically  be extended on a year-to-year  basis on the terms and conditions set forth herein, including the bonus provisions of Section 3(b), unless either party gives written notice to the other at least one hundred twenty (120) days prior to the expiration of the term of this Agreement, which includes any extensions, that this Agreement shall terminate at the end of such term, or extension thereof.

     3. DIRECT COMPENSATION

     In consideration of the services to be provided by Executive, Executive shall receive compensation, less all applicable taxes, social security payments and other items that ARC is required by law to withhold or deduct therefrom, as follows:

        (a) BASE SALARY. Executive's annual Base Salary shall be $400,000, paid in 12 equal monthly installments on the last day of each calendar month. Base Salary for any partial month shall be prorated on the basis of a 365 day year. Base Salary shall be subject to annual review by the COO and ARC's Board of Directors Compensation Committee (the "Compensation Committee"), and may be adjusted in light of the financial performance of ARC or the personal performance of Executive, but shall in no event be less than $400,000 per year during to the term of this Agreement. After any such change, Executive's new level of Base Salary shall be Executive's Base Salary for purposes of this Agreement.

        (b) INCENTIVE BONUS. During the term of this Agreement, Executive shall be eligible to receive an annual Incentive Bonus ("Incentive Bonus") in amount not exceeding $300,000 per year under performance criteria to be established by the CEO and the COO of ARC in consultation with Executive. The Incentive Bonus shall be paid no later than 60 days following the close of each fiscal year, in cash or ARC common stock, or partly in each, as elected by Executive at least 20 days before the date such Incentive Bonus is paid. To the extent

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that such  Incentive  Bonus is paid in ARC common  stock,  such  stock  shall be valued using the average of the closing prices of ARC common stock on the New York Stock Exchange for the 10 trading days immediately preceding the date of issuance of ARC common stock in payment of the Incentive Bonus, provided, however, that as a condition to receiving ARC common stock Executive must deposit with ARC on the date of issuance cash in the amount, if any, by which the total of employee withholding taxes required to be withheld with respect to the entire Incentive Bonus exceeds the cash portion of the Incentive Bonus available for withholding. To be eligible to receive a bonus, Executive must have been employed by ARC during the entire fiscal year to which such Incentive Bonus relates.

        (c) ADDITIONAL BONUSES. ARC may from time to time, in its absolute discretion, establish additional bonus programs for Executive.

     4. GENERAL BENEFITS

     During the term of this Agreement, Executive shall be entitled to other benefits provided by ARC to its senior executives from time to time, including but not limited to, 401(k) and other retirement plans, deferred compensation, paid holidays, sick leave and other similar benefits. Executive shall be entitled to 4 weeks paid vacation each calendar year accrued and vested in accordance with ARC's vacation policy applicable to senior management.

     5. STOCK PLANS

     In the sole discretion of the Board of Directors of ARC, Executive shall be eligible to participate in stock option, stock purchase, stock bonus and similar plans of ARC ("Stock Plans") established from time to time by ARC.

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     6. GROUP INSURANCE OR BENEFIT PLANS

     During the term of this Agreement, Executive shall be automatically covered by ARC group insurance programs (including any self-insured programs sponsored by ARC), including medical, dental, vision, disability, and life, if any. Executive's spouse and children which are eligible for coverage may join the insurance programs, subject to ARC's policies and applicable laws. The premiums for all insurance programs for Executive and Executive's spouse and eligible children shall be paid by ARC.

     7. SPECIAL BENEFITS

     Executive shall be allowed additional employer-paid benefits of his choice ("Special Benefits"), including the lease of automobiles, social, golf or athletic club memberships and other benefits not specifically provided for in this Agreement, provided, however, that the annual cost to ARC shall not exceed $15,000. Any employer taxes imposed upon ARC by reason of the furnishing of such Special Benefits shall be included in the annual $15,000 limitation. Any unused allowance for Special Benefits shall not be carried over to a subsequent year.

     8. REIMBURSEMENT OF BUSINESS RELATED EXPENSES

     Executive shall be entitled to receive prompt reimbursement for reasonable expenses incurred by him in performing services hereunder during the term of this Agreement in accordance with the policies and procedures then in effect and established by ARC for its employees. In addition to the Special Benefits set forth in Section 7 above, Executive shall also be entitled to reimbursement of Executive membership dues and related ongoing costs of appropriate professional organizations which are approved by ARC's COO.

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     9. OBLIGATIONS AND RESTRICTIVE COVENANTS

        (a) OBLIGATIONS. During the term of this Agreement, Executive shall not engage in any other employment, occupation or consulting activity for any direct or indirect remuneration. This obligation shall not preclude Executive from: (i) serving in any volunteer capacity with any professional, community, industry, civic, educational or charitable organization; (ii) serving as a member of corporate boards of directors, provided that ARC's COO has given written consent, and these activities or services do not materially interfere or conflict with Executive's responsibilities or ability to perform his duties under this Agreement; or (iii) engaging in personal investment activities for himself and his family which do not interfere with the performance of his duties and obligations hereunder.

        (b) NON-COMPETITION; NON-SOLICITATION. The Parties hereto recognize that Executive's services are unique and the restrictive covenants set forth in this Section 9 are essential to protect the business (including trade secret and other confidential information disclosed by ARC to, learned by or developed by Executive during the course of employment by ARC) and the good will of ARC. For purposes of this Section 9, all references to "ARC" shall include ARC's predecessors, subsidiaries and affiliates. As part of the consideration for the compensation and benefits to be paid to Executive hereunder, during the term of this Agreement Executive shall not:

             (i) Engage in any business similar or related to or competitive with the business conducted by ARC described from time to time in ARC's Annual Report on Form 10-K to its shareholders and Board (the "Core Business of ARC");

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             (ii) Render advice or services to, or otherwise  assist,  any other
person, association,   corporation,  or  other  entity  that  is  engaged,
directly or indirectly, in any business similar or related to, or competitive with, the Core Business of ARC;

             (iii) Transact any business in any manner with or pertaining to suppliers or customers of ARC which, in any manner, would have, or is likely to have, an adverse effect upon the Core Business of ARC; or

             (iv) Induce any employee of ARC to terminate his or her employment with ARC, or hire or assist in the hiring of any such employee by any person or entity not affiliated with ARC.

For purposes of this Agreement, "affiliate" shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control, with ARC.

     10. CONFIDENTIALITY; INVENTIONS

        (a) CONFIDENTIALITY. Executive acknowledges that it is the policy of ARC to maintain as secret and confidential all valuable and unique information heretofore or hereafter acquired, developed or used by ARC relating to the business, operations, employees and customers of ARC, which information gives ARC a competitive advantage in the industry, and which information includes technical knowledge, know-how or trade secrets and information concerning operations, sales, personnel, suppliers, customers, costs, profits, markets, pricing policies, all matters referred to in Section 10(b) below, and other confidential information and materials (the "Confidential Information").

             (i) NON-DISCLOSURE. Executive recognizes that the services to be performed by Executive are special and unique, and that by reason of his duties he will be given,

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acquire or learn Confidential  Information.  Executive  recognizes that all such
Confidential Information is the sole and exclusive property of ARC and its subsidiaries or affiliates. Executive shall not, either during or after his employment by ARC, disclose the Confidential Information to anyone outside ARC or use the Confidential Information for any purpose whatsoever, other than for the performance of his duties hereunder, except as authorized by ARC in connection with performance of such duties.

             (ii) RETURN OF CONFIDENTIAL INFORMATION. Executive shall deliver promptly upon termination of employment with ARC, or at any time requested by ARC, all memos, notes, records, reports, manuals, drawings, and any other
documents, whether  in  electronic   form  or  otherwise,   containing   any
Confidential Information, including without limitation all copies of such materials in any format which Executive may then possess or have under his control.

        (b) OWNERSHIP OF INVENTIONS; ASSIGNMENT OF RIGHTS.

             (i) DISCLOSURE OF INVENTIONS TO COMPANY.  Employee agrees promptly to fully disclose in writing to ARC and to hold in trust for the sole right and benefit of ARC, or its designee, all of Employee's rights, titles, and interests in and to any and all inventions, discoveries, developments, concepts, improvements, trade secrets, formulas, techniques, processes, software, and know-how, whether or not patentable and whether or not
reduced  to  practice,  all  works  of authorship,   whether  or  not
copyrightable,   and  any  and  all  other  like developments or items
conceived, developed, or learned by Employee during the period of employment by ARC, either alone or jointly with others, which relate to or result from
the  actual  or  anticipated  business,   work,  research, development or
investigations  of ARC, or which result,

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to any extent, from use of ARC's property,  supplies, equipment or facilities or of the Proprietary Information (the foregoing hereinafter collectively referred to as the "Inventions").

             (ii) INVENTIONS ARE SOLE PROPERTY OF ARC. To the extent Inventions include material subject to copyright protection, such materials have been specially commissioned by ARC and they shall be deemed "work for hire" as such term is defined under U.S. copyright law. Employee acknowledges and agrees that all Inventions shall be the sole property of ARC or any other entity designated by it, and Employee hereby irrevocably and exclusively assigns to ARC, its successors, and assigns, without further consideration, all right, title, and interest in and to all such Inventions including, without limit, any trademarks, service marks, trade names, copyrights, patents, trade secrets, mask work rights or other intellectual property or proprietary rights relating to the Inventions, in any and all countries, whether or not registrable under United States or foreign trademark, copyright, patent or similar laws and all applications for registration thereunder ("Rights").
Such assignment does not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code (attached hereto for reference); provided, however, Employee shall maintain contemporaneous written records of the process of creating such an invention; and provided further that such invention (including the records relating thereto) remains subject to the disclosure obligation of the preceding paragraph. To the extent any of Employee's rights in Inventions, including without limitation any moral rights, are not subject to assignment hereunder, Employee further grants to ARC an exclusive, perpetual, irrevocable, royalty-free worldwide license to such Inventions for use, sale, license and distribution, marketing, advertising, copying and to make derivative works thereof or any other use ARC wishes. ARC or any other entity designated by it shall be the sole owner of all Inventions and Rights

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pertaining to the Inventions. In case any Invention is described in a patent application or disclosed to third parties by Employee within three years after leaving the employ of ARC, it is to be presumed that the Invention was conceived during the period of Employee's employment by ARC and the Invention will belong to ARC unless proved by Executive to have been conceived following termination of such employment. Employee hereby irrevocably and forever waives, and agrees never to assert any Moral Rights, as defined below, as applicable, in or to the Inventions which Employee may now have or which may accrue to Employee's benefit under U.S. or foreign copyright laws and any and all other residual rights and benefits which arise under any other applicable law now in force or hereafter enacted. The term "Moral Rights" shall mean any and all rights of paternity or integrity of the Inventions and the right to object to any modification, translation or use of the Inventions, and any similar rights existing under the judicial or statutory law of any country in the world or under any treaty, regardless of whether or not such right is denominated or referred to as a moral right.

             (iii)  ASSIGNMENT  OF  INVENTIONS.  Employee  agrees to assist
ARC, or its designee, at ARC's expense to secure ARC's Rights in and to the Inventions and will disclose to ARC all pertinent information and data with
respect to the Inventions   that  is  needed  to  secure  the  Rights  and  will
execute all applications, specifications, assignments and other instruments which ARC reasonably requests to enable ARC to apply for and obtain the Rights, and to assign and convey to ARC, its successors, assigns, and nominees the sole and exclusive rights, titles and interests in and to such Inventions and Rights. Employee further agrees that his obligation to execute or cause to be executed, any such instrument or papers shall continue after the termination of employment with ARC. In the event that ARC is unable, after reasonable effort, to secure Employee's signature on any of the foregoing assignments, instruments or papers,

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whether because of Employee's physical or mental incapacity or for any other reason whatsoever,  Employee hereby irrevocably  designates and appoints ARC and
its  duly   authorized   officers   and   agents   as Employee's agent   and
attorney-in-fact, to act for and on Employee's behalf and stead, to execute and/or file any documents, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of letters patent, copyright, trademark and other analogous rights or protections thereon, or which are otherwise necessary to secure, apply for or obtain Rights, or to assign and convey to ARC, its successors, assigns and nominees the sole and exclusive rights, titles and interests in and to such Inventions and Rights with the same legal force and effect as if executed by Employee. Employee's obligation to assist ARC in obtaining and enforcing Rights for the Inventions in any and all countries shall continue beyond the termination of Employee's relationship with ARC but ARC shall compensate Employee at a reasonable rate after such termination for time actually spent by Employee at ARC's request for such assistance.

             (iv) PRIOR INVENTIONS. Any and all prior inventions, discoveries and improvements made by Employee prior to employment with ARC shall not be affected by this Agreement. A complete list of such inventions, discoveries and improvements made by Employee prior to Employee's employment with ARC, to the extent such exist, are set forth on Exhibit A, attached hereto and incorporated herein by reference. If Employee has no such inventions, discoveries or improvements to attach as an exhibit hereto, Employee shall enter "none" on the face of Exhibit A.

        (c) USE OF INFORMATION. Executive shall not deliver, reproduce or in any way allow Confidential Information to be delivered or used by any third party without specific direction or consent of ARC's COO. Likewise, Executive shall not disclose to ARC, use in

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ARC's business, or cause ARC to use, any documents, information or material that is a trade secret of others.

        (d) PREDECESSORS, SUBSIDIARIES AND AFFILIATES. For purposes of this
Section 10, references to ARC include its predecessors, subsidiaries and affiliates.

     11. TERMINATION.

     Notwithstanding any other term or provision contained in this Agreement, this Agreement and the employment hereunder will terminate prior to the expiration of the term of this Agreement under the following circumstances:

        (a) DEATH. Upon Executive's death.

        (b) DISABILITY. Upon Executive becoming "Permanently Disabled", which, for purposes of this Agreement, shall mean Executive's incapacity due to physical or mental illness or cause, which, in the written opinion of Executive's regular licensed physician, results in the Executive being unable to perform his duties on a full-time basis for 6 months during a period of 12 months.

        (c) TERMINATION BY ARC FOR CAUSE. Upon written notice Executive, ARC may terminate this Agreement for Cause, which, for purposes of this Agreement, shall mean termination by ARC in its reasonable discretion because of
Executive's:

             (i) Willful refusal without proper cause to perform (other than by reason of physical or mental disability or death) the duties set forth in this Agreement or delegated from time to time in writing by ARC's CEO or COO, which remains uncorrected for 30 days following written notice to Executive by ARC's COO; or

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             (ii) Gross negligence,  self dealing or willful  misconduct of
Executive in connection with the performance of his duties hereunder, including, without limitation, misappropriation of funds or property of ARC or its subsidiaries or affiliates, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of ARC or its subsidiaries or affiliates, or any willful act or gross negligence having the effect of injuring the reputation, business or business relationships of ARC or its subsidiaries or affiliates; or

             (iii) fraud, dishonesty or misappropriation of ARC business and assets that harms the business of ARC or its subsidiaries or affiliates; or

             (iv) habitual insobriety, abuse of alcohol, abuse of prescription drugs, or use of illegal drugs; or

             (v) engaging in any criminal activity involving moral turpitude; or

             (vi) indictment or being held for trial in connection with a misdemeanor involving moral turpitude or any felony; or

             (vii) conviction of a felony or entry into a guilty plea that negatively reflects on Executive's fitness to perform the duties or harms the reputation or business or ARC or its subsidiaries or affiliates; or

             (viii) any material breach of any covenants under this Agreement or other material policy of ARC, other than under clauses (i) through
(vii) of this Section 11(c) which remains uncorrected for 30 days following written notice to Executive by ARC's COO.

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        (d) TERMINATION BY ARC WITHOUT CAUSE. Upon written notice to Executive,
ARC may terminate this Agreement at any time without any Cause or reason whatsoever.

        (e) TERMINATION BY EXECUTIVE WITH GOOD REASON. Upon written notice to ARC of any of the following "Good Reasons," and the failure of ARC to correct the reduction, change or breach within 30 days after receipt of such notice, Executive may terminate this Agreement after the occurrence of

             (i) a material change by ARC in the nature of Executive's title, duties, authorities and responsibilities set forth in this Agreement without Executive's express consent; or

             (ii) a reduction in the nature of Executive's compensation as established under this Agreement, other than as expressly permitted in this Agreement, without Executive's express consent; or

             (iii) a change in the officer (other than a change in the person who occupies such position) to whom Executive reports without Executive's express consent; or

             (iv) a material breach by ARC of any material sections of this Agreement, other than as set forth in clauses (i) through (iii) of this Section 11(e); or

             (v) a Change of Control, as defined in Section 11(g), as a result of which Executive is not offered the same or comparable position in the surviving company, or is offered such position but within twelve (12) months after Executive accepts such position, Executive's employment is terminated either without cause or for a Good Reason described in

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subsections  (i), (ii),  (iii) of this Section 11(e) or in subsection (iv) as to the employment agreement then applicable to Executive.

        (f) TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. Upon 45 days prior written notice to ARC, Executive may terminate this Agreement and resign from Executive's employment hereunder without any Good Reason.

        (g) CHANGE OF CONTROL.

             (i) For purposes of this Agreement, "Change of Control" shall mean:

                  (A) ARC merges or consolidates with any other corporation (other than one of ARC's subsidiaries), as a result of which ARC is not the surviving company, or the shares of ARC voting stock outstanding immediately after such transaction do not constitute, become exchanged for or converted into, more than 50% of the Voting Shares of the merged or consolidated company (as defined below);

                  (B) ARC sells or otherwise transfers or disposes of all or substantially all of its assets;

                  (C) Any third person or entity shall become the Beneficial Owner, as defined by Rule 13(d)-3 under the Securities Exchange Act of 1934, in one transaction or a series of related transactions within any 12 month period, of at least 50% of the Voting Shares of ARC's then outstanding voting securities.

             (ii) For purposes of this Agreement, "Voting Shares" shall mean the combined voting securities entitled to vote in the election of directors of a corporation, including ARC, or the merged, consolidated or surviving company, if other than ARC.

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        (h)  EXPIRATION.  For purposes of this  Agreement,  the  expiration of this Agreement at the end of its term, including any extensions, does not constitute a termination.

     12. SEVERANCE BENEFITS

        (a) BASIC BENEFITS. Upon expiration or termination of this Agreement for any reason, and subject to the provisions of Section 12(e) below, Executive will be entitled to: (i) payment for all Base Salary and unused vacation accrued and prorated, but unpaid, as of the effective date of termination,
(ii) payment, when due, of any earned but unpaid Incentive Bonus for the preceding fiscal year, (iii) any unreimbursed business expenses authorized by this Agreement, (iv) continuation of any benefits under Section 6 as required by applicable law, and (v) such rights as then exist with respect to then vested stock options, restricted stock or other rights under similar plans

        (b) TERMINATION BY ARC FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON. If this Agreement and Executive's employment hereunder is terminated by ARC for Cause pursuant to Section 11(c), or by Executive without Good Reason pursuant to Section 11(f), Executive shall not be entitled to any additional payments or benefits hereunder.

        (c) TERMINATION BY ARC WITHOUT CAUSE; TERMINATION BY EXECUTIVE WITH GOOD REASON. If this Agreement and Executive's employment hereunder is terminated by ARC without Cause pursuant to Section 11(d), or by Executive for Good Reason as defined in Section 11(e), subject to Executive's compliance with the provisions of Sections 15 and 16 below, Executive shall receive the following additional payments or benefits:

             (i) Executive's then Base Salary for the remaining term of this Agreement, paid as and when due as if this Agreement had not been terminated, provided, however, that if Section 11(e)(5) is applicable to such termination, such Base Salary shall continue to be paid for the greater of the remaining term of this Agreement or twelve (12) months;

             (ii) Continuation of coverage and premium payments by ARC under ARC's group insurance programs for Executive and his eligible family members under Section 6 for the period during which Base Salary is paid under Section 12(c)(i) above;

             (iii) Continuation of the Special Benefits under Section 7 of this Agreement, for the period during which Base Salary is paid under
Section 12(c)(i) above; and

             (iv) All unvested stock options, restricted stock or similar rights granted to Executive shall accelerate and become vested and exercisable immediately as of the effective date of termination.

        (d) TERMINATION BECAUSE OF DEATH OR DISABILITY OF EXECUTIVE. If this Agreement and Executive's employment hereunder is terminated under Sections 11(a) or (b) by reason of Executive's death or by reason of being Permanently Disabled, Executive or his family shall be entitled to continuation of coverage and premium payments by ARC under ARC's group insurance programs for Executive and his eligible family members under Section 6 for a period of 12 months after the termination of employment.

        (e) PARACHUTE PAYMENTS. In the event that the severance, acceleration of stock options and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Internal Revenue Code of 1986, as amended or replaced (the "Code") and (ii) but for this
Section  12(e), would be subject to the excise tax imposed by Section

4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then Executive's benefits hereunder shall be either:

             (i) provided to Executive in full; or

             (ii) provided to Executive only as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless ARC and Executive otherwise agree in writing, any determination required under this Section 12(e) shall be made in writing in good faith by ARC `s independent public accountants (the "Accountants"). In the event of a reduction in benefits hereunder, Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 12(e), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. ARC and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(e). ARC shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 12(e).

     13. ARBITRATION AND EQUITABLE RELIEF

        (a) ARBITRATION. In consideration of Executive's employment with ARC, its promise to arbitrate all employment-related disputes and Executive's receipt of the compensation paid to Executive by ARC, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including ARC and any employee, officer, director, shareholder or benefit plan of ARC in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's employment with ARC or the termination of that employment with ARC, including any provision of this Agreement, shall be subject to binding arbitration under the arbitration rules set forth in the California Code of Civil Procedure section 1280 through 1294.2, including section 1283.05 collectively (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and hereby agrees to waive any right to a trial by jury, include without limitation, any common law claims, statutory claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Age Discrimination In Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment And Housing Act, the California Labor Code (except for workers compensation or unemployment insurance claims), or ERISA, claims of harassment, discrimination or wrongful termination and any other statutory claims under state or federal law.

        (b) PROCEDURE. Any arbitration will be administered by JAMS and a neutral arbitrator will be selected in a manner consistent with its rules for the resolution of employment disputes. The arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. ARC will pay for any administrative or hearing fees charged by the arbitrator or JAMS except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. The arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules. To the extent that the JAMS rules for the resolution of employment disputes conflict with the Rules, the Rules shall take precedence. The decision of the arbitrator shall be in writing.

        (c) REMEDY. Except as provided by the Rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between ARC and Executive. Accordingly, except as provided for by the Rules and this Agreement, neither ARC nor Executive will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful ARC policy, and the arbitrator shall not order or require ARC to adopt a policy not otherwise required by law which ARC has not adopted.

        (d) AVAILABILITY OF INJUNCTIVE RELIEF. In addition to the right under the Rules to petition the court for provisional relief, ARC may also petition the court for injunctive relief, notwithstanding any provision in this Agreement requiring arbitration, where ARC alleges or claims a violation of this Agreement, or any separate agreement between Executive and ARC regarding trade secrets, confidential information or non-solicitation, or California Labor Code ss.2870. No bond shall be required of ARC. Executive understands and agrees that any breach or threatened breach of this
Agreement,   including,   without limitation, the provisions of Section 16, or
of any such separate agreement will cause irreparable injury to ARC or its subsidiaries or affiliates and that money damages will not provide an adequate remedy therefore, and Executive hereby consents to the issuance of an injunction. In the event either Party seeks injunctive relief, the prevailing Party shall be entitled to recover reasonable costs and attorney fees related thereto.

        (e) ADMINISTRATIVE RELIEF. This Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the Workers' Compensation Board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

        (f) VOLUNTARY NATURE OF AGREEMENT. Executive acknowledges and agrees that he is executing this Agreement voluntarily and without any duress or undue influence by ARC or anyone else. Executive further acknowledges and agrees that he has carefully read this Agreement, that he has asked any questions needed for him to understand the terms, consequences and binding effect of this Agreement, and that he fully understands this Agreement, including that HE IS WAIVING HIS RIGHT TO A JURY TRIAL. Finally, Executive acknowledges that he has been provided an opportunity to seek the advice of an attorney of his choice before signing this Agreement.

     14. GOVERNING LAW

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California without regard to California conflict of laws principles.

     15. RELEASE

     In exchange for the benefits and other consideration under this Agreement to which Executive would not otherwise be entitled, Executive shall enter into and execute a release substantially in the form attached hereto as Exhibit B (the "Release") upon his termination of employment. Unless the Release is executed by Executive and delivered to ARC within thirty (30) days after the termination of Executive's employment with ARC, Executive shall receive only the basic severance benefits provided under Section 12(a) of this Agreement and no additional benefits under Section 12.

     16. CONSULTING AGREEMENT

     Upon the expiration or earlier termination of this Agreement, Executive shall continue to provide limited services to ARC, at ARC's request, for the sole purpose of carrying out the provisions of Sections 1(b)(ix) and (x) for a period of up to 12 months, which Executive acknowledges are vital to the welfare of ARC and its business and shareholders. Such services shall be performed during normal business hours on normal business days, or at such other times and days as Executive may reasonably request. Executive shall be paid at the hourly rate then prevailing for consultants performing similar services in the San Francisco Bay Area. During such consulting period, the provisions of Sections 10, 13, 14 and 16 through 21 will continue to apply.

     17. NOTICES

     Any notices or other communications desired or required under this Agreement shall be in writing, signed by the Party making the same, and shall be deemed delivered when personally delivered or on the second business day after the same is sent by certified or registered mail, postage prepaid, addressed as follows (or to such other address as may be designated by like written notice):

     If to Executive:      At the last residential address known by ARC

     If to ARC:            American  Reprographics  Company
                           700 North Central Avenue, Suite 550
                           Glendale, CA 91203
                           Attn.: Chief Executive Officer

     18. SEVERABILITY

     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     19. ASSIGNMENT

     Except as otherwise specifically provided herein, neither Party shall assign this Agreement or any rights hereunder without the consent of the other Party, and any attempted or purported assignment without such consent shall be void; provided that Executive's consent under this Agreement shall not be required hereby for any of the transactions involving a Change of Control. This Agreement shall otherwise bind and inure to the benefit of the Parties hereto and their respective successors, assigns, heirs, legatees, devisees, executors, administrators and legal representatives.

     20. ENTIRE AGREEMENT

     This Agreement contains the entire agreement of the Parties and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the Parties regarding the subject matter of this Agreement. Any prior employment agreement, bonus agreement or other compensation agreement between Executive and ARC or any predecessor, subsidiary or affiliate of ARC, is hereby terminated on and as of the Effective Date. This Agreement may not be amended or modified except in writing signed by both Parties.

     21. WAIVER

     If either Party waives any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     22. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first hereinabove set forth.


AMERICAN REPROGRAPHICS                  EXECUTIVE
COMPANY,
a Delaware corporation

By:   /s/ S. Chandramohan               By:        /s/ Rahul K. Roy
      _______________________                   _____________________________
                                                Rahul K. Roy
                                        Address:
                                                _____________________________
Title:  CEO                                     _____________________________

                                    EXHIBIT A

                           PRIOR INVENTIONS DISCLOSURE

                                   PURSUANT TO

                                SECTION 10(b)(iv)



1.       Mirroring Technology (now the property of ARC)

2.       E-Com Database (now the property of ARC)

3.       Accounting Packages

4.       Ink Mixing Software

5.       CD-ROM Retrieval Engine





   /s/ Rahul K. Roy
___________________________
Rahul Roy

                                    EXHIBIT B

                                RELEASE AGREEMENT

     I understand that my position with American Reprographics Company ("ARC") terminated effective _______________ (the "Separation Date"). ARC has agreed that if I choose to sign this Agreement, ARC will pay me severance benefits (minus the standard withholdings and deductions) pursuant to the terms of the Executive Employment Agreement entered into on __________ __, 2004 between myself and ARC (the "Severance Benefits). I understand that I am not entitled to the Severance Benefits unless I sign this Agreement. I understand that in addition to the Severance Benefits, ARC will pay me all of my accrued salary and vacation, to which I am entitled by law.

     In consideration for the Severance Benefits I am receiving under this Agreement, I agree not to use or disclose any of ARC's proprietary information without written authorization from ARC, to immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control, and to release ARC and its officers, directors, agents, attorneys, employees, shareholders, and affiliates from any and all claims, debts, liabilities, demands, causes of action, attorneys' fees, damages, or obligations of every kind and nature, whether they are known or unknown, arising at any time prior to the date I sign this Agreement. This general release includes, but is not limited to: all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of compensation. This release is not intended to release any claims I have or may have against any of the released parties for (a) indemnification as a director, officer, agent or employee under applicable law, charter document or agreement, (b) severance and other termination benefits under my employment agreement and any related written documents, (c) health or other insurance benefits based on claims already submitted or which are covered claims properly submitted in the future, (d) vested rights under pension, retirement or other benefit plans, or (e) in respect of events, acts or omissions occurring after the date of this Release Agreement.

     In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction:


         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
         CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."


     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"). I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Agreement; (b) I should consult with an attorney prior to executing this release, (c) I have twenty-one (21) days within which to consider this release (although I may choose to voluntarily execute this release earlier); (d) I have seven (7) days following the execution of this release to revoke the Agreement; (e) this Agreement will not be effective until the eighth day after this Agreement has been signed both by me and by ARC

("Effective Date"); and I will not be paid any of the Severance Benefits until this Agreement has become effective.

     This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between ARC and me with regard to the subject matter hereof I am not relying on any promise or representation by ARC that is not expressly stated herein. This Agreement may only be modified by a writing signed by both me and a duly authorized officer of ARC. I accept and agree to the terms and conditions stated above:

AMERICAN REPROGRAPHICS                         EXECUTIVE
COMPANY, a Delaware corporation


By:                                            By:
      ___________________________                      ____________________
      ___________________________                      Rahul K. Roy
                                               Address:
                                                       ____________________
                                                       ____________________
Title:___________________________